UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 23, 2010

Prudential Bancorp, Inc. of Pennsylvania
(Exact name of registrant as specified in its charter)

Pennsylvania	000-51214	68-0593604
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1834 Oregon Avenue, Philadelphia, Pennsylvania		19145
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 755-1500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item           8.01    Other Events

On June 23, 2010, Prudential Bancorp, Inc. of Pennsylvania (the “Company”) and its mutual holding company parent, Prudential Mutual Holding Company (the “MHC”) notified the Office of Thrift Supervision (“OTS”), that effective immediately the Company and the MHC were withdrawing an application requesting approval to reorganize the Company and the MHC as federally chartered companies regulated by the OTS.  In view of, among other things, the continuing uncertainty surrounding the significant and extensive changes that may be occasioned by legislation pending in the United States Congress, the Boards of Directors of the Company and the MHC determined it was in the best interest of the Company and the MHC to withdraw the application.

Item	9.01	Financial Statements and Exhibits

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA

Date: June 24, 2010	By:	/s/Joseph R. Corrato
		Name:	Joseph R. Corrato
		Title:	Executive Vice President and Chief Financial Officer